UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

Ciena Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36250

Delaware	23-2725311
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 694-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CIEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 - OTHER EVENTS

Convertible Notes Offering

On June 8, 2026, Ciena Corporation (the “Company”) issued a press release announcing its intention to offer (the “Offering”) $2.0 billion aggregate principal amount of convertible senior notes due 2031 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be fully and unconditionally guaranteed, on a senior unsecured basis, by each wholly-owned domestic subsidiary of the Company that currently or in the future guarantees its 4.00% senior notes due 2030 or any refinancing of such notes. The Company also intends to grant the initial purchasers of the Notes an option to purchase up to an additional $300.0 million aggregate principal amount of the Notes within a 13-day period beginning on, and including, the initial closing date of the Offering. Accordingly, the Notes will not be registered under the Securities Act and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

In connection with the pricing of the Notes, the Company expects to enter into convertible note hedge transactions with one or more of the initial purchasers of the Notes or affiliates thereof and/or other financial institutions (the “option counterparties”). Concurrently with entry into the convertible note hedge transactions, the Company also expects to enter into warrant transactions with the option counterparties relating to the same number of shares of the Company’s common stock, subject to customary anti-dilution adjustments.

The Company intends to use a portion of the net proceeds from the Offering to (i) pay the net cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds of the Company’s entry into the warrant transactions) and (ii) to repurchase up to $140 million of shares of the Company’s common stock pursuant to its existing stock repurchase program concurrently with the pricing of the Offering in privately negotiated transactions effected with or through one of the initial purchasers or its affiliate. The Company intends to use approximately $1.14 billion of the remaining net proceeds from the Offering to repay amounts outstanding under its senior secured term loan (the “Existing Term Loan”), including accrued interest and pay related fees and expenses. The Company intends to use the remainder of the net proceeds for general corporate purposes, including investments to enhance supply chain capacity.

The completion of the Offering and the effectiveness of the Credit Agreement Amendment (as defined below) are cross-conditional.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Credit Agreement Amendment

Pursuant to a Credit Agreement dated July 15, 2024, as amended (the “Credit Agreement”) by and among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”), the Company maintained the Existing Term Loan and a senior secured revolving credit facility in an aggregate principal amount of $300 million and maturing on October 24, 2028 (the “Revolving Facility”).

In connection with the Offering, the Company, as borrower, and Ciena Communications, Inc., Ciena Government Solutions, Inc., Ciena Communications International, LLC and Blue Planet Software, Inc., as guarantors, expect to enter into a Refinancing Amendment to Credit Agreement (the “Credit Agreement Amendment”) with the lenders party thereto and the Administrative Agent, pursuant to which, among other things, (i) the maturity date of the Revolving Facility will be extended from October 24, 2028 to October 24, 2030, (ii) the credit spread adjustment applicable to SOFR-based borrowings under the Revolving Facility will be removed, (iii) daily SOFR will be added as an interest rate option for borrowings under the Revolving Facility, (iv) the outstanding borrowings under the Revolving Facility will bear interest, at the Company’s election, at a rate per annum (which is subject to increase during an event of default) of, at the option of the Company, either term SOFR or daily SOFR (subject to a floor of 0.00%) plus a margin ranging from 1.25% to 2.00%, as applicable, or a base rate (subject to a floor of 1.00%) plus a margin ranging from 0.25% to 1.00%, in each case, with such interest rate margin based on the Company’s consolidated net leverage ratio (the “Total Net Leverage Ratio”), (v) the commitment fee will be payable on the unused portion of the Revolving Facility at a per annum rate ranging from 0.20% to 0.30%, with the actual rate determined according to the Total Net Leverage Ratio and (vi) increased flexibility will be provided with respect to the Offering and the convertible note hedge and warrant transactions described in this Current Report on Form 8-K and Exhibit 99.1 hereto.

Except as amended by the Credit Agreement Amendment, the remaining terms of the Credit Agreement will remain in full force and effect.

The effectiveness of the Credit Agreement Amendment is conditioned upon repayment in full of the Existing Term Loan.

No Offer or Solicitation

Neither this Current Report on Form 8-K nor the press release filed as Exhibit 99.1 hereto constitutes an offer to sell, or a solicitation of an offer to buy, any securities of the Company, or an offer to buy, or a solicitation of an offer to sell, any of its securities, nor will there be any sale of any of the Company’s securities in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements that are based on the Company’s current expectations, forecasts, information and assumptions. These statements involve inherent risks and uncertainties. Actual results or outcomes may differ materially from those stated or implied, because of risks and uncertainties, including those detailed in the Company’s most recent annual and quarterly reports filed with the SEC. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies and can be identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. The Company assumes no obligation to update the information included in Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

These forward-looking statements include, among others, whether the Company will offer the Notes or consummate the Offering, the final terms of the Offering, the anticipated principal amount of the Notes, which could differ based upon market conditions, whether the convertible note hedge and warrant transactions described above will become effective and whether the Company will enter into Credit Agreement Amendment.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibits are being filed herewith:

Exhibit Number	Description of Document

99.1	Press release announcing the launch of the Offering, dated June 8, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciena Corporation

Dated: June 8, 2026	By:	/s/ Sheela Kosaraju
Sheela Kosaraju
SVP, General Counsel and Assistant Secretary